Exhibit 23.4

                 CONSENT OF KPMG, INDEPENDENT PUBLIC ACCOUNTANTS
                 -----------------------------------------------

The Board of Directors
@Entertainment, Inc.


We consent to the incorporation by reference in the:

1.   registration statement (No. 33 - 81876) on Form S-8;
2.   registration statement (No. 33 - 87326) on Form S-3;
3.   registration statement (No. 333 - 00226) on Form S-8;
4.   registration statement (No. 333 - 68641) on Form S-8; and
5.   registration statement (No. 333 - 71963) on Form S-8

of United International Holdings, Inc. (d/b/a UnitedGlobalCom) of our report dated March 29, 1999, with respect to the consolidated balance sheets of @Entertainment, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, comprehensive loss, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the Form 8-K of United International Holdings, Inc. (d/b/a UnitedGlobalCom) dated June 28, 1999.

                           KPMG

Warsaw, Poland
June 28, 1999